UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2018

SPARTON CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-1000	38-1054690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 North Martingale Road Suite 1000 Schaumburg, Illinois	60173-2213
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 772-7866

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 20, 2018, the Company held its 2018 Annual Meeting of shareholders. At the Annual Meeting, the shareholders voted on the following matters:

Proposal 1

Election of Directors

The six nominees for a term ending at the 2019 Annual Meeting received the following votes:

Name	For	Against	Abstain	Broker Non-Votes
Alan L. Bazaar	4,236,711	1,587,770	1,056,995	1,752,752
James D. Fast	4,567,934	1,256,920	1,056,622	1,752,752
Joseph J. Hartnett	4,602,233	1,222,628	1,056,615	1,752,752
Charles R. Kummeth	4,113,568	1,711,277	1,056,631	1,752,752
James R. Swartwout	4,501,515	1,323,330	1,056,631	1,752,752
Frank A. Wilson	4,601,492	1,223,369	1,056,615	1,752,752

Proposal 2

Ratification of the Appointment of Independent Registered Public Accountants

The proposal to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accountants for the fiscal year ending June 30, 2019 by an advisory vote received the following votes:

For	Against	Abstentions	Broker Non-Votes
8,277,595	319,224	37,409	0

Proposal 3

Advisory Vote on Named Executive Officer Compensation

The proposal to approve the Named Executive Officer compensation by an advisory vote received the following votes:

For	Against	Abstentions	Broker Non-Votes
5,702,889	1,048,785	129,802	1,752,752

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTON CORPORATION

Dated: December 21, 2018	By:	/s/ Joseph J. Hartnett
Joseph J. Hartnett, Interim President and Chief Executive Officer